As filed with the Securities and Exchange Commission on April 10, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	75-2040825
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 ELM STREET, SUITE 3500

DALLAS, TEXAS 75270

(Address of Principal Executive Offices) (Zip Code)

SWS GROUP, INC. STOCK OPTION PLAN

SWS GROUP, INC. 1997 STOCK OPTION PLAN

(Full Title of the Plan)

With Copies To:
ALLEN R. TUBB 1201 ELM STREET, SUITE 3500 DALLAS, TEXAS 75270 (Name and Address of Agent For Service)	BRICE E. TARZWELL WINSTEAD SECHREST & MINICK P.C. 1201 ELM STREET, SUITE 5400 DALLAS, TEXAS 75270

(214) 859-1800

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.10 par value	2,057,450	$15.13	$31,129,219	$2,519

Common Stock, $.10 par value	7,500	15.13	113,475	9

Total	2,064,950	$15.13	$31,242,694	$2,528

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under each of the SWS Group, Inc. Stock Option Plan and SWS Group, Inc. 1997 Stock Option Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant’s common stock, par value $0.10 per share, on April 8, 2003 (as reported on The New York Stock Exchange).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed in order to register an additional 2,057,450 shares of common stock, par value $.10 per share (the “Common Stock”), of SWS Group, Inc. (f/k/a Southwest Securities Group, Inc.) (the “Registrant”) for issuance pursuant to the SWS Group, Inc. Stock Option Plan (the “1996 Plan”) and an additional 7,500 shares of Common Stock of the Registrant for issuance pursuant to the SWS Group, Inc. 1997 Stock Option Plan (the “1997 Plan”). The contents of that earlier Registration Statement (Registration No. 333-65073), which registered 2,166,800 shares for issuance under the 1996 Plan, the 1997 Plan and other benefit plans and miscellaneous options, filed September 20, 1998, and that Post-Effective Amendment No. 1 thereto, which de-registered 399,999 shares of Common Stock, filed April 7, 2000, are each hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended June 28, 2002;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2002;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002;

(d)	The Registrant’s Current Report on Form 8-K filed October 4, 2002;

(e)	The Registrant’s Current Report on Form 8-K filed October 24, 2002;

(f)	The Registrant’s Current Report on Form 8-K filed January 24, 2003; and

(g)	The description of the Registrant’s Common Stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

5.1*	Opinion of Winstead Sechrest & Minick P.C., counsel for the Registrant
23.1*	Consent of Winstead Sechrest & Minick P.C. (contained in Exhibit 5.1)
24.1*	Power of Attorney (part of the signature page hereto)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 10, 2003.

SWS GROUP, INC.

By:	/s/ Donald W. Hultgren
Donald W. Hultgren, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald W. Hultgren, Allen R. Tubb and Jerry Wade, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Don Buchholz Don Buchholz	Chairman of the Board	April 10, 2003

/s/ Donald W. Hultgren Donald W. Hultgren	Director and Chief Executive Officer (Principal Executive Officer)	April 10, 2003

/s/ Kenneth R. Hanks Kenneth R. Hanks	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2003

/s/ Stacy Hodges Stacy Hodges	Principal Accounting Officer (Principal Accounting Officer)	April 10, 2003

/s/ Brodie L. Cobb Brodie L. Cobb	Director	April 10, 2003

/s/ J. Jan Collmer J. Jan Collmer	Director	April 10, 2003

/s/ Ronald W. Haddock Ronald W. Haddock	Director	April 10, 2003

/s/ R. Jan LeCroy R. Jan LeCroy	Director	April 10, 2003

/s/ Frederick R. Meyer Frederick R. Meyer	Director	April 10, 2003

Jon L. Mosle, Jr.	Director

Exhibit Index

5.1*	Opinion of Winstead Sechrest & Minick P.C., counsel for the Registrant
23.1*	Consent of Winstead Sechrest & Minick P.C. (contained in Exhibit 5.1)
24.1*	Power of Attorney (part of the signature page hereto)

* Filed herewith.